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                                                              EXHIBIT 23.2

                    CONSENT OF INDEPENDENT ACCOUNTANTS

  We hereby consent to the incorporation by reference in Amendment No. 1 to the Registration Statement on Form S-3 (No. 33-64525) of TCI Communications, Inc. of our report dated February 4, 1994, relating to the consolidated financial statements of TeleCable Corporation which appears on page 12 of the TCI Communications, Inc. and Tele-Communications, Inc. Current Report on Form 8-K dated August 26, 1994. We also consent to the reference to us under the heading "Experts" in such Prospectus.

Price Waterhouse LLP

Norfolk, Virginia

January 16, 1996